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                               OFFER TO EXCHANGE
                         11 5/8% SENIOR NOTES DUE 2003
                          FOR ANY AND ALL OUTSTANDING
                         11 5/8% SENIOR NOTES DUE 2003
                                       OF
                           BENTON OIL AND GAS COMPANY

To Our Clients:

We are enclosing herewith a Prospectus, dated ______________ , 1996, of Benton Oil and Gas Company (the "Company"), a Delaware corporation, and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 11 5/8% Senior Notes due 2003 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 5/8% Senior Notes due 2003 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

Please note that the Offer will expire at 5:00 p.m., New York City time, on ______________ , 1996, unless extended.

The Offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record and/or participant in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes to be received in the Exchange Offer, and (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of marketing-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Act.

                                        Very truly yours,
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                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                           BENTON OIL AND GAS COMPANY

                         11 5/8% SENIOR NOTES DUE 2003

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated
 ______________ , 1996 (the "Prospectus") of Benton Oil and Gas Company, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$  ______________ of the 11 5/8% Senior Notes due 2003.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, (if any):

$  ______________ of the 11 5/8% Senior Notes due 2003.

/ / NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:


Telephone Number:

Taxpayer identification or Social Security Number:

Date: